Ex. T3A.71
CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /Rev 12/1999

Space For Office Use Only
1. NAME OF CORPORATION: Uno of Milford., Inc.
2. THE CERTIFICATE OF INCORPORATION IS (check A, B. or C): x A. AMENDED. _____ B. AMENDED AND RESTATED. _____ C. RESTATED.
3. TEXT OF EACH AMENDMENT / RESTATEMENT: 1. NAME OF CORPORATION: UR of Milford CT, Inc. (Please reference an 8 1/2 X 11 attachment if additional space is needed)

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4.  VOTE INFORMATION (check A., B. or C.):
_____  A.  The resolution was approved by shareholders as follows:
(set forth all voting information required by Conn. Gen. Stat. Section 33-800 as amended in the space provided below)

    x      B.  The amendment was adopted by the board of directors without shareholder action.
No shareholder vote was required for adoption.

_____  C.  The amendment was adopted by the incorporators without shareholder action.
No shareholder vote was required for adoption.

5. EXECUTION:
Dated this ______day of January 2002.
George W. Herz II	Sr. Vice President, General Counsel & Secretary	/s/
Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF INCORPORATION

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /Rev 12/1999

Space For Office Use Only FILING #0002363399 PG 01 OF 02 VOL. B-00465 FILED 01/10/2002 04:00 PM PAGE 03056 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE
1. NAME OF CORPORATION: Uno of Milford., Inc.
2. TOTAL NUMBER OF AUTHORIZED SHARES: 100 If the corporation has more than one class of shares it must designate each class and the number of shares authorized within each class below
Class	Number of shares per class
Common	100

3. TERMS, LIMITATIONS, RELATIVE RIGHTS KIND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

Space For Office Use Only FILING #0002363399 PG 01 OF 02 VOL. B-00465 FILED 01/10/2002 04:00 PM PAGE 03057 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE
4. APPOINTMENT OF REGISTERED AGENT: (Please select only one A. or B.)
Print or type name of agent: A. Individual’s Name:	Business address: (P.O. Box is unacceptable) Residence address: (P.O. Box is unacceptable)
B. Business Entity: C T Corporation System	Address: (P.O. Box is unacceptable) One Commercial Plaza, Hartford, Connecticut 06103
Acceptance of appointment C T Corporation System By: /s/ Signature of agent
5. OTHER PROVISIONS:
6. EXECUTION: Dated this 10th day of January 2002 Certificate must be signed by each incorporator.
PRINT OR TYPE NAME OF INCORPORATOR(S)	SIGNATURE(S)	COMPLETE ADDRESS(S)
Helen Falvey	/s/	101 Federal Street, Boston, MA 02110